SUPPLEMENT DATED OCTOBER 1, 2021
to the following variable annuity prospectuses dated May 3, 2021

Issued by Union Security Insurance Company Variable Account D:
TD Waterhouse

Issued by Union Security Life Insurance Company of New York Separate Account A:
TD Waterhouse

Issued by Union Security Insurance Company:
TD Waterhouse

Issued by Union Security Life Insurance Company of New York:
TD Waterhouse

This supplement updates certain information in your prospectus for insurance products issued by
Union Security Insurance Company (“USIC”) and Union Security Life Insurance Company of New York* (USLIC)

This supplement amends the supplement dated August 12, 2021 related to name changes as shown below for the Wells Fargo Variable Trust Funds available under your contract.

Wells Fargo Asset Management announced that the Fund’s name will be changing on December 6, 2021. This date for the name change replaces the previously announced date of October 11, 2021.

Current Name:	New Name: (effective December 6, 2021)
Wells Fargo VT Discovery Fund - Class 2	Allspring VT Discovery Fund - Class 2

This Supplement Should Be Retained With Your Prospectus for Future Reference

HV-7875